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                                                                  EXHIBIT 10.24

                        Firearms Training Systems, Inc.
                        and the Borrowers and the other
                        Borrower Guarantors named below
                      c/o Firearms Training Systems, Inc.
                            7340 McGinnis Ferry Road
                             Suwanee, Georgia 30024

                                  June 1, 1999


Centre Capital Investors II, L.P.
and the other Guarantors named below
c/o Centre Capital Investors II, L.P.
30 Rockefeller Plaza
New York, New York  10020

Ladies and Gentlemen:

            Reference is made to the Guaranty dated as of June 1, 1999 (the "Guaranty") made by Centre Capital Investors II, L.P., a Delaware limited partnership, Centre Capital Offshore Investors II, L.P., a Bermuda limited partnership and Centre Capital Tax-Exempt Investors II, L.P., a Delaware limited partnership (collectively, the "Guarantors," and each individually, a "Guarantor"), in favor of Deutsche Financial Services Corporation ("DFS"), pursuant to the $3,000,000 Revolving Promissory Note dated as of the date hereof (the "Note") made by Firearms Training Systems Limited, a United Kingdom company, and Firearms Training Systems Netherlands, B.V., a Netherlands company (collectively, the "Borrowers") in favor of DFS. Terms defined in the Guaranty being used herein as therein defined, unless otherwise defined herein.

            In consideration of the obligations entered into by the Guarantors in the Guaranty and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrowers and Firearms Training System, Inc., a Delaware corporation (the "Company"), hereby agree that:

      1. Closing Fee: Upon the effective date hereof, the Company shall immediately pay to Centre Partners Management LLC, a Delaware limited liability company ("Centre"), or a designee or designees thereof, a fee in the amount of $50,000 payable in U.S. dollars.

      2. Funding Fee: Promptly upon any payment by any Guarantor to DFS or any assignee thereof pursuant to the Guaranty, the Company shall immediately pay to Centre, or a designee or designees thereof, a fee of $250,000 payable in U.S. dollars.

      3. Reimbursement: In the event that a Guarantor funds any guaranteed obligation of the Borrowers under the Note, the Borrowers shall reimburse such Guarantor in full for such amount funded immediately upon such Guarantor's demand. In addition, upon such Guarantor's demand (and in any case on the last day of each calendar month), the Borrowers shall pay interest to each Guarantor on each amount funded by such Guarantor
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            under the Guaranty for the period starting the date such amount is funded and ending the date such funded amount is reimbursed in full by the Borrowers or an affiliate thereof (the "Outstanding Funding Period" for such funding) pursuant to the terms of this letter agreement at a rate per annum equal to the sum of (i) the greater of (a) the Alternate Base Rate (as defined in the Amended and Restated Credit Agreement, dated as of October 15, 1997 (the "Credit Agreement"), among the Company, as Parent, FATS, Inc., as Borrower, the lenders named therein and Nationsbank, N.A., as Agent, on the date hereof) in effect for each day falling within the applicable Outstanding Funding Period plus 2.5%, or (b) the highest "Eurodollar Rate" (as defined in the Credit Agreement on the date hereof) in effect during such period under the Credit Agreement plus 4.0%; plus (ii) 2.0%.

      4. Approval of Advances: At least five days prior to each requested Advance (as defined in the Note) or rollover of an existing LIBOR Rate Advance (as defined in the Note) from time to time by the Borrowers, the Borrowers shall notify Centre in writing at the address listed above of the date and amount of such requested Advance. The Borrowers shall not request an Advance, or request a rollover of a LIBOR Rate Advance, without the prior written consent of Centre (which consent shall be in Centre's sole discretion), which consent, if given by Centre, shall expire five days from the date the consent is granted if the Advance or rollover LIBOR Rate Advance consented to is not made within that time. In such consent,
            (i) Centre shall have the sole right to determine whether a requested Advance by the Borrower is to be a Base Rate Advance (as defined in the Note) or a LIBOR Rate Advance and (ii) if a requested Advance is to be a LIBOR Rate Advance, or a rollover thereof, Centre shall have the sole right to fix the Interest Period (as defined in the Note) of such requested Advance. Upon Centre's demand, (i) the Borrower shall use its best efforts to request that a Base Rate Advance be converted into a LIBOR Rate Advance in accordance with the terms of the Note and (ii) the Borrower shall request an Interest Period for such LIBOR Rate Advance, the determination of the length of such Interest Period to be in Centre's sole discretion.

      5. Information Requirements: So long as the Guaranty is in effect and until repayment in full of all obligations of the Borrowers and the Company hereunder, the Company shall furnish to Centre within 30 days after the close of each of its monthly accounting periods, the unaudited consolidated and consolidating balance sheet of the Company and its subsidiaries, as at the end of such period, and the related unaudited consolidated and consolidating statements of income and cash flows for such period, all of which shall be certified by the chief financial officer or another senior financial officer of the Company subject to changes resulting from audit and normal year-end audit adjustments.

      6. Note Amendment: Upon Centre's demand, the Company shall use its best efforts to cause the terms of the Note and this Agreement to be amended such that (i) any of the Company's subsidiaries not a borrower or a



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            guarantor under the Note on the date hereof (an "Additional
            Subsidiary") shall in Centre's sole discretion be made either a co-borrower under the Note and under this Agreement or an additional guarantor under the Note and a guarantor of the obligations of the Borrowers and the Company under this Agreement, and (ii) an Additional Subsidiary that is made an additional guarantor under clause (i) hereof be instead made a co-borrower under the Note and under this Agreement.

      7. Expenses: The Company shall reimburse Centre for its behalf or on behalf of the Guarantors for (i) all out-of-pocket expenses incurred by Centre or any Guarantor in connection with the negotiation, documentation and execution of this Agreement, the Guaranty and the Note, including, without limitation, Centre's or the Guarantors' legal expenses in connection herewith and therewith and (ii) any out-of-pocket expenses incurred by Centre or any Guarantor in connection with any modification or amendment of, or supplement to, the Note or this letter agreement or in connection with any funding hereunder.

            The Borrowers' and the Company's respective obligations hereunder shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of:

            (i) any lack of validity or enforceability of the Note or the Guaranty; or

            (ii) the existence of any claim, setoff, defense or other right which the Borrowers, the Company or any other person may at any time have against DFS, any Guarantor or any other person in connection with this letter agreement, the Guaranty or any other agreement or transaction. It is understood that, in making any payment under the Guaranty, the Guarantors may rely on the representations of DFS and any documentation provided to such Guarantor by DFS in connection with any such claim under the Guaranty, both as to the validity of such claim and as to the amount to be paid to DFS pursuant to such Guaranty, whether or not any such statement or document proves to be inaccurate or untrue in any respect whatsoever.

            Each of the Company, Simtran Technologies, Inc. and Firearms Training Systems Australia Pty. Ltd. (collectively, the "Borrower Guarantors") hereby irrevocably and unconditionally, and jointly and severally, guarantee the full and prompt payment when due of any obligations or liabilities of the Borrowers to any Guarantor hereunder now existing or hereafter incurred under, arising out of or in connection with this letter agreement and the Borrowers' due performance and compliance with the terms hereof. All payments by the Borrower Guarantors hereunder shall be made on the same basis as payments by the Borrowers hereunder. This guaranty by the Borrower Guarantors shall constitute a guaranty of payment, and not of collection.

            This Reimbursement Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Borrower or Borrower Guarantor for liquidation or reorganization, should any Borrower or Borrower Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Borrower's or


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Borrower Guarantor's assets, and shall continue to be effective or reinstated, as the case may be, if at any time payment and performance of a Borrower's or a Borrower Guarantor's, as the case may be, obligations hereunder, or any part thereof is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any Guarantor, whether as a "voidable preference," "fraudulent conveyance" or otherwise, all as though such payment or performance had not been made. In the event any payment, or any part thereof, is rescinded, reduced, restored or returned, such Borrower's or Borrower Guarantor's, as the case may be, obligations hereunder shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

            Notwithstanding anything to the contrary in this Agreement, the Guaranty or the Note, each of the Borrowers and Borrower Guarantors hereby expressly and irrevocably waives, on behalf of itself and its successors and assigns (including any surety) so long as the Guaranty is in effect and until repayment in full of all obligations of the Borrowers and the Company hereunder, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of any claim against any person, and which such Borrower or Borrower Guarantor, as the case may be, may have or hereafter acquire against any Guarantor in connection with or as a result of such Borrower's or Borrower Guarantor's, as the case may be, execution, delivery and/or performance of this Agreement, or any other documents to which such Borrower or Borrower Guarantor, as the case may be, is a party or otherwise.

            This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

            This letter agreement shall be governed by and construed in accordance with the internal laws, and not the conflicts of laws, of the State of New York. Any legal action or proceeding with respect to this letter agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this letter agreement, each of the parties hereto irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this letter agreement brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party.

            Each of the parties hereto irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this letter agreement brought in the courts referred to in the prior paragraph and further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.


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            EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO
A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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            This letter agreement maybe executed in one or more counterparts each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same letter agreement.

            If the foregoing is acceptable by you, please sign this letter agreement below.

                                        Very truly yours,

                                        FIREARMS TRAINING SYSTEMS, INC.


                                        By:
                                           -----------------------------
                                          Name:
                                          Title:



                                        FIREARMS TRAINING SYSTEMS
                                         LIMITED


                                        By:
                                           -----------------------------
                                          Name:
                                          Title:



                                        FIREARMS TRAINING SYSTEMS
                                         NETHERLANDS, B.V.


                                        By:
                                           -----------------------------
                                          Name:
                                          Title:

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